SETTLEMENT AGREEMENT

This settlement agreement dated February 22, 2006 (the " Settlement Agreement") shall serve to modify the Securities Purchase Agreement, Security Agreement, Warrant, Secured Debenture 001, Secured Debenture 002, Escrow Agreement, and Investor Registration Rights Agreement executed on November 4, 2004 (collectively the "Transaction Documents") and the Amendments dated December 2004, January 2005 and February 2005 between Advantage Capital Development Corp. (the "Buyer") and Tix Corporation f/k/a Cinema Ride, Inc. (the "Company") (collectively the "Parties") as follows:

      WHEREAS:

      The Company is currently in default and the Buyer and Company desire to amend the Transaction Documents to reflect the settlement agreed to by the Parties,

      NOW, THEREFORE, in consideration of the promises and mutual covenant set forth herein, it is agreed as follows:

      1. Upon execution, the Company will remit to Buyer Thirty Thousand Dollars ($30,000) which is the outstanding amount due in liquidated damages pursuant to Company's late filing and effectiveness of its required Registration Statement as delineated in the Investor Registration Rights Agreement.

      2. The Company shall honor the Twenty Five Thousand Dollar ($25,000) conversion notice (the "Conversion Notice") previously submitted by Buyer and reduce the Secured Debenture (the "Note") balance accordingly. The conversion shares (the "Shares") shall be issued by the Company and delivered to Buyer or Buyer's representative as delineated on the Conversion Notice within 5 days of execution of this Agreement. In addition, Company shall cause its corporate counsel to deliver with 5 days of execution of this Agreement an opinion letter directing Company's transfer agent to remove the restrictive legend on such shares pursuant to the current effective SB-2 Registration Statement (the "Opinion Letter").

      3. The Company shall pay interest on the Note's outstanding balance monthly and remain current at all times.

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      4.    The  Company  shall  redeem the Buyer's  Note  pursuant to the below referenced schedule:

            o 1/3 of the loan balance plus the redemption premium on April 1, 2006.
            o 1/3 of the loan balance plus the redemption premium on June 1, 2006.
            o 1/3 of the loan balance plus the redemption premium on August 1, 2006.

      5. Buyer shall agree to suspend and all additional conversions of its Note as long as this Agreement is not in Default.

      6. Should Company default on any payments delineated within, Company shall have 7 days from the original due date to remedy. Should the default not be cured, all conversion restrictions of Buyer shall be deemed waived by Company.

      7. All the Transaction Documents are to be considered amended to conform to the changes delineated within.

All terms, conditions, promises and covenants in the Transaction Documents and Amendments are incorporated within.

AGREED AND ACKNOWLEDGED, this 27th day of February, 2006.

ADVANTAGE CAPITAL                                  TIX CORPORTION.
DEVELOPMENT CORP.


    /s/ Jeffrey Sternberg                              /s/ Mitch Francis
-----------------------------                      -----------------------------
By: Jeffrey Sternberg                              By: Mitch Francis
    Chief Executive Officer                            Chief Executive Officer